UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2010

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, the board of directors of StarTek, Inc. (the “Company”) appointed Chris M. Smith as a new member of the board of directors of the Company, effective immediately.  The board of directors has determined that Mr. Smith is independent under applicable NYSE listing standards and Mr. Smith will serve on the Compensation Committee and Governance and Nominating Committee of the board of directors.   A press release announcing the appointment of Mr. Smith is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Mr. Smith currently serves as President of Cochlear Americas, a Denver-based subsidiary of Cochlear Limited (ASX listed), a publicly traded medical device company headquartered in Sydney, Australia, which is the market leader in the development, manufacturing and distribution of implantable hearing devices.  Cochlear Americas is a subsidiary of Cochlear Limited with direct operations in the United States, Latin America and Canada and annual revenue of approximately 300 million Australian dollars.  Mr. Smith has served as its President since 2004.  Mr. Smith’s prior experience includes roles as CEO in Residence with Warburg Pincus in New York, a leading direct equity investor in healthcare, and as Group President of Gyrus Group (LSE listed), a market leader in surgical products headquartered in Reading, England.  Mr. Smith also previously served as director of Acclarent Inc., a private medical device company, from 2004 to 2009 and Xtent Medical, a public medical device company, from 2008 to 2009.  The board of directors believes that Mr. Smith’s experience in international business and the healthcare industry will bring valuable expertise to the board and assist the Company with its growth initiatives to expand globally and expand its customer care offerings to customers in the healthcare industry.  The board also believes Mr. Smith’s extensive leadership experience in senior management positions and board level experience brings valuable expertise to the board.

Mr. Smith will receive an annual board retainer of $35,000 and an additional annual retainer of $5,000 for serving on the Compensation Committee and $5,000 for serving on the Governance and Nominating Committee, paid quarterly.  Mr. Smith was also granted 10,610 shares of restricted stock, which vest as to 25% of the shares each quarter following the date of grant.

Mr. Smith has not previously held any positions with the Company and there have been no related person transactions between Mr. Smith and the Company.  Mr. Smith has no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Smith with respect to his appointment as a director.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release dated June 8, 2010 announcing the appointment of new member of the board of directors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: June 8, 2010	By:	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 8, 2010 announcing the appointment of new member of the board of directors